EXHIBIT 99.1

SPRIZA, INC. - SOCIAL CONTEST PLATFORM SELECTED FOR THE FIRST “ULTIMATE ROCK N ROLL FANTASY CAMP” IN CANADA

EL SEGUNDO, CA – (FSCWIRE – October 10th, 2014) - Spriza, Inc. (OTC QB: SPRZ) announced today that it has entered into a partnership with Mantaray Creative and World Wide Music Ventures to produce the first Ultimate Rock n Roll Fantasy Camp Contest in Canada.

The success of Spriza and its business model of providing a social media platform to contest providers, advertisers and their corporate brands is well underway with the addition of clients like Rock ‘n’ Roll Fantasy Camp Canada.

“We have a clear vision for Spriza and are confident in the delivery and execution of the platform, sales and marketing strategies. We continue to innovate and strive to be the industry leader in the online group prizes and incentives sector,” said Spriza’s Chief Executive Officer Rob Danard.

The legendary Rock ‘n’ Roll Fantasy Camp that has been making dreams come true in the U.S. for the past 18 years is now launching in Canada. The first-ever Canadian camp will take place in Calgary, Alberta from January 8th-11th, 2015 and features the Rock Legend, singer-songwriter, businessman, arena football co-owner of the LA KISS and media icon – Gene Simmons.

“Mentoring adult and young rockers at the fantasy camp has always been an amazingly rewarding experience for me,” said Simmons. “I enjoy teaching and handing over lessons I’ve learned from the business to musicians and upcoming talent”.

The contest will see three lucky connected winners attend the Rock ‘n’ Roll Fantasy Camp in Calgary, Alberta.  Other prizes include signed guitars, VIP concert passes, flights and accommodations.

“We are very excited to work with Rock n Roll Camp Canada”, stated Ryan Frey, Spriza Business Development.  “Rock Camp has become iconic in the United States.  Now its Canada’s turn to Rock”.

To enter the Rock Camp Canada contest visit: http://www.spriza.com/contest/161/the-ultimate-rocknroll-fantasy-camp-experience

For information on Rock Camp Canada please vist: www.rockandrollcampcanada.com

About Spriza, Inc:

Spriza, Inc. is an emerging growth public company and has its shares quoted on the OTCQB under the symbol "SPRZ".

Spriza's intellectual property is a fully developed, commercially operational incentive marketing system that builds brand awareness and generates qualified targeted leads for any size of business through a patent-pending online contest marketing solution "SPRIZA™". SPRIZA™ is modular, scalable, and fully customizable. It taps into the power of shared interests and personal relationships within targeted markets producing traceable and quantifiable results at every stage of the contest.

SPRIZA™ provides deep, real-time analytics and reporting, through a robust tool that measures marketing and advertising budgets for real time return on investment analysis and demographic profiling. SPRIZA™ leverages social strategies based on business objectives enabling branders to measure results of marketing efforts. The result is a network of subscribers that participate in contest promotions centered and shared around their personal interests. SPRIZA™ produces quantifiable and verifiable participant data results, which can be used for ongoing marketing purposes with targeted demographics. SPRIZA™ data results assess how many consumers responded, whom they shared the campaign with, the level of engagement, how many other campaign participants were influenced and sales value generated.

SPRIZA™ is designed to work with most Social Media engines including Facebook, Twitter and Pinterest and offers full mobile capability to engage popular mobile applications including iPhone, Android, Blackberry and Windows mobile operating systems.

Website: http://www.spriza.com

Become a SPRIZA Facebook Fan at https://www.facebook.com/sprizacontests

Follow SPRIZA on Twitter at https://twitter.com/sprizacontests

Forward-Looking Statements:
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, achieving an objective of an annualized sales run rate of one million cases next year. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although management believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the company's annual report on Form 10-K for the most recent fiscal year, quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For more information visit:
See Corporate Website here: www.spriza.com
Enter one of Spriza’s Contests here: www.spriza.com
Become a SPRIZA Facebook Fan at http://www.facebook.com/sprizacontests
Follow SPRIZA on Twitter at https://twitter.com/sprizacontests

For more information, contact:
Investor Relations:
Martin E. Janis & Company, Inc.
Bev Jedynak
312-943-1123
bjedynak@janispr.com
ir@spriza.com
info@spriza.com
SOURCE Spriza, Inc.